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                                                                     EXHIBIT 3.2

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SOFTWARE.COM, INC.


     Software.com, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Software.com, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 17, 1999 and the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 17, 1999.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of Delaware and by the written consent of a majority of the stockholders of the corporation and a majority of the holders of each class entitled to a class vote thereon in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the corporation is Software.com, Inc. (the
"Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred and fifty-five million (155,000,000), consisting of one hundred and fifty million (150,000,000) shares of Common Stock, $0.001 par value per share (the "Common Stock"), and five million (5,000,000) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").
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     The Preferred Stock may be issued from time to time in one or more series.
The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

     EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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     NINTH:  Meetings of stockholders may be held within or without the State of
Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TENTH: The number of directors which constitute the entire Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.

     Effective as of the date of the filing of this Amended and Restated Certificate of Incorporation, (the "Filing Date"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Filing Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Filing Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Filing Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Filing Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

     If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any director may be removed from office by the stockholders of the corporation only for cause.

     Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

     ELEVENTH: Stockholders of the corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

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     TWELFTH:  Notwithstanding any other provisions of this Amended and Restated
Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the corporation entitled to vote shall be required to alter, amend or repeal Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELTH.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     4. The foregoing amendment of the Certificate of Incorporation was duly approved as of _______________, 1999 by a vote of the holders of a majority of the outstanding shares of the Corporation's Series A Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series B Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series C Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Series D Preferred Stock voting as a separate series, a majority of the outstanding shares of the Corporation's Preferred Stock voting as a separate class, and a majority of the outstanding shares of the Corporation's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

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     THE UNDERSIGNED, being the Chief Executive Officer of the Company, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this ____ day of ______, 1999.

                                    SOFTWARE.COM, INC.


                                    --------------------------------
                                    John L. MacFarlane,
                                    Chief Executive Officer

Attest:


-------------------------------
Craig Shelburne, Secretary

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